CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report, included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File No. 333-10615) and on Form S-3 (File No. 333-10871).




Philadelphia, Pa.,
 March 31, 1998